Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 o: 206.883.2500 f: 206.883.2699

December 20, 2021

BlackSky Technology Inc.

13241 Woodland Park Road, Suite 300

Herndon, Virginia 20171

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by BlackSky Technology Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 27,082,829 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), consisting of (i) 15,097,243 shares of Class A Common Stock reserved for future issuance under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), (ii) 2,296,782 shares of Class A Common Stock which are subject to currently outstanding stock options under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”), (iii) 9,174,652 shares of Class A Common Stock which are subject to currently outstanding restricted stock units under the 2014 Plan, (iv) 472,877 shares of Class A Common Stock which are subject to currently outstanding restricted stock awards under the 2014 Plan and (v) 41,275 shares of Class A Common Stock which are subject to currently outstanding stock options under the Spaceflight, Inc. Amended and Restated 2011 Equity Incentive Plan Assumed by Spaceflight Industries (the “2011 Plan”). As the Company’s legal counsel, we have reviewed the actions proposed to be taken by the Company in connection with the issuance and sale of the Shares to be issued under such plans (which plans are referred to herein as the “Plans”).

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.